STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 3/10/1999
  991092790  - 2313347



                                     FORM OF

             SECOND AMENDED AND RESTATED CERTIFICATE OF INCOPORATION
                        OF MENLO ACQUISITION CORPORATION

                             A Delaware Corporation

                  (Originally Incorporated on October 21, 1992)


         MENLO ACQUISITION CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:            That  the  name of this  corporation  is  MENLO
ACQUISITION  CORPORATION  (hereinafter  referred  to as the "Corporation").

         SECOND: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name FOCAL SURGERY, INC. on October 21, 1992. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the Delaware under the name FOCAL SURGERY, INC. on April 27, 1993 and an amendment to that Amended and Restated Certificate of Incorporation, revising the authorized capital of the Corporation, was filed with the Secretary of State of the State of Delaware on September 24, 1993. A further amendment to the Amended and Restated Certificate of Incorporation, further revising the authorized capital of the Corporation and changing the name of the corporation to FOCUS SURGERY, INC., was filed with the Secretary of State of the State of Delaware on June 17, 1994. A further amendment to the Amended and Restated Certificate of Incorporation, changing the name of the Corporation to MENLO ACQUISITION CORPORATION, was filed with the Secretary of State of the State of Delaware on February 4, 1997.

         THIRD: That provision for the making of this Second Amended and Restated Certificate of Incorporation is contained in an order dated 10/28/1998 (the "Confirmation Order") of the United States Bankruptcy Court for the Northern District of California in case No. 96-41107-N confirming the Chapter 11 Plan of Reorganization of the Corporation (the "Plan").

         FOURTH: That the Confirmation Order empowers and directs the Corporation to execute such documents and take, or cause to be taken, any and all actions required to enable the effective implementation of the Plan and the Confirmation Order and that the Plan contemplates the filing of this Second Amended and Restated Certificate of Incorporation in order to effectuate the Plan's provisions.

         FIFTH: That in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, this Second Amended and Restated
Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation.

         SIXTH;   The  text  of  the  Amended  and   Restated   Certificate   of
Incorporation, as amended, is hereby restated and further amended to read in its entirety as hereinafter set forth:

                                 ARTICLE I: NAME

          The name of this corporation is MENLO ACQUISITION CORPORATION (the "Corporation").

               ARTICLE II: REGISTERED AGENT AND REGISTERED OFFICE

         The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is CORPORATION SERVICE COMPANY.


                              ARTICLE III: PURPOSE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                         ARTICLE IV: AUTHORIZED CAPITAL

         A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which is the Corporation is authorized to issue is Forty-Two Million (42,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $0.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $0.0001 per share.

         B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Second Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Second Amended and Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of Preferred Stock, and any other relative rights, preferences and limitations of that series, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                          ARTICLE V: BOARD OF DIRECTORS

         A. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or this Second Amended and Restated Certificate directed or required to be exercised or done by the stockholders of the Corporation. The number of directors which shall constitute the whole Board of Directors (the "Whole Board") shall be not less than one (1) nor more than fifteen (15). Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the Whole Board shall be fixed, from time to time, within the foregoing minimum and maximum, by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.


                                       2.

         B. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         C. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all Bylaws of the Corporation.


                ARTICLE VI: LIMITATION ON LIABILITY OF DIRECTORS

         A. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize further elimination of or limitation on the liability of a director of a corporation, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


         B. Any repeal or modification of this Article VI by (i) the stockholders of the Corporation or (ii) amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a director at the time of such repeal or modification.



         ARTICLE VII: INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS


         A. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of this Corporation, or is or was serving, or has agreed to serve, at the request of this Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         B. Indemnification may include payment by the Corporation of expenses in defending any action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.


                                       3.

         C. The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of this Corporation or other persons serving this Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

         D. Any repeal or modification of this Article VII by (i) the stockholders of the Corporation or (ii) amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of such repeal or modification with respect to any acts of omissions occurring either before or after such repeal or modification, of a person otherwise entitled to indemnification hereunder at the time of such repeal or modification.



                             ARTICLE VIII: DURATION

                  The duration of the Corporation is perpetual, unless dissolved according to law.


                          ARTICLE IX: PREEMPTIVE RIGHTS

                  Unless otherwise provided by the Board of Directors with respect to a particular series of Preferred Stock, no holder of shares of capital stock of the Corporation shall have any preemptive or similar rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of capital stock of the Corporation, whether now or hereafter authorized, or any warrant, option, bond, debenture or other security convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of capital stock of the Corporation.


                      ARTICLE X: COMPROMISE OR ARRANGEMENT

                  Whenever a compromise or arrangements proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. Nothing contained herein shall affect or impair the Corporation's ability to avail itself of any other state or federal law concerning insolvency and/or reorganization, including but not limited to Title 11 of the U.S. Code.


                                       4.

                          ARTICLE XI: FURTHER AMENDMENT


                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                  IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 10th day of March 1999.




                                          /s/  Richard S. Greenberg

                              Print name: Richard S. Greenberg, Ph.D.

                              Title:      Chairman  and Chief Executive Officer

                                       5.